Exhibit 10.13

Taiyuan Basic Points Commerce Co., Ltd.
Power of Attorney

We, Taiyuan Basic Points Commerce Co., Ltd. hereby authorize Quanxiang Chen for and on behalf of our company to enter into Lease Contract with Jianguo Zhang to lease Building No.2 on Kaihuasi St. for the business of CC jewelries. We will be liable for any and all rights and obligations arising out of the Lease Contract.

Taiyuan Basic Points Commerce Co., Ltd. (seal)
July 12, 2007

Lease Contract

Party A: Jianguo Zhang (“Party A”)
Party B: Quanxiang Chen (“Party B”)

Both Parties to the Contract, through friendly consultation, agree upon the entire assignment of the right to lease and lease of the Premises as follows for mutual compliance:

I.	Location
Building No. 2 of Kaihuasi St. (three floors of the west part of Yingze Government Guesthouse in Liuxiang)

II.	Area
Total area: 740 m2 (three floors in all)

III.	Term
Term: 8.5 years,  from July 15, 2007 to December 31, 2015

IV.	Fees
Total assignment fees: RMB 1,950,000 (Renminbi One Million Nine Hundred Fifty Thousand in words)
Relocation Compensation: RMB 350,000 (Renminbi Three Hundred Fifty Thousand in words)

V.	Rights and Obligations of Both Parties
1.	Party A voluntarily assigns its right to lease the Premises to Party B.
2.	The assigned period granted by Party A to Party B is 8.5 years to the extent that the yearly rental not exceeding RMB 220,000.
3.
If the assigned period of the Premises cannot be performed properly for any reason arising out of Party A, Party B is entitled to the repayment by Party A of the assignment fees already paid by Party B for an amount of RMB 188,200 per year (Renminbi One Hundred Eighty Eight Thousand Two Hundred in words).

4.
Upon expiration of lease term, Party B may enter into a separate contract with Taiyuan Planning Bureau directly. In case Taiyuan Planning Bureau enters into the lease contract with Party B directly during the lease term, the Contract between Party B and Party A will be automatically construed as terminated.

5.
In the event of failure of proper performance of the Contract by reason of force majeure, the Parties shall be liable for the losses caused thereby respectively. The economic losses caused thereby shall be assumed by breaching party.

VI.	Miscellaneous
1.	In the preliminary stage of this project, an amount of RMB 640,000 has been paid to Party A and the balance of RMB 1,310,000 shall be paid in full on the date when the Contract takes effect.

2.	The agreement as above between the Parties hereto shall be protected by the laws. Any disputes which cannot be settled by both Parties may be brought to arbitration for settlement.
3.	The Contract is made in two (2) counterparts, each Party holding one (1) counterpart which shall take effect upon signature.

/s/: Jianguo Zhang	/s/: Quanxiang Chen
Name: Jianguo Zhang	Name: Quanxiang Chen

Date: July 17, 2007	Date: July 17, 2007